www.hycroftmining.com Hycroft Mining Holding Corp. 8181 East Tufts Ave, Suite 510 Denver, CO 80237 Tel: 303.253.3267 NEWS RELEASE Hycroft Provides 2021 Second Quarter Operating and Financial Results DENVER, CO, August 4, 2021 - Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”), a gold and silver producer operating the Hycroft Mine in the prolific mining region of Northern Nevada, today provided financial and operating results for the second quarter of 2021. Q2 Highlights • Production in the second quarter of 2021 of 16,776 ounces of gold and 139,351 ounces of silver represented a 212% and 338% increase in ounces produced, respectively, compared with the corresponding quarter in 2020. • Sales in the second quarter of 2021 were 17,060 ounces of gold (average realized price of $1,811 per ounce) and 189,766 ounces of silver (average realized price of $26.88 per ounce), contributing to a $28.4 million increase in revenue compared with second quarter of 2020. • Continued improvements in safety performance with a 0.62 trailing 12-month total reportable incident frequency rate (“TRIFR”) at the end of the second quarter of 2021 compared to 3.80 at the end of 2020, an approximate 84% reduction. • Significant improvements in unit costs over the last six months with a reduction in mining cost per ton and processing cost per ton. • Metallurgical drilling continued through the second quarter of 2021 with 31 holes drilled to date totaling 30,929 feet. This drill program, as previously disclosed, is to complete the necessary variability and metallurgical work on geologic domains that were not tested in the past but that represent a significant portion of the life-of-mine production. • Column tests are being performed on sulfide material mined in the first half of 2021. These column tests use sulfide material that has recently been extracted from key domains and will provide additional information for the two-stage sulfide heap oxidation and leach process. • The technical team, together with independent engineering firms and consultants, has completed scoping level economic analyses on multiple processing options. Based on these scoping studies, we engaged Ausenco Engineering USA South Inc. (“Ausenco”) to complete a feasibility study building on previous Atmospheric Alkaline Oxidation (“AAO”) feasibility and pilot plant results, expected to be completed in Q1 2022. • In addition, we have requested bids from other engineering firms to complete a pre-feasibility study on the pressure oxidation (“POX”) process as we continue to evaluate processing options for optimizing value, with an anticipated delivery to coordinate with the AAO feasibility study. • The result of the programs and analyses will determine the method and timeline of bringing the sulfides into commercial scale operation and our run-of-mine (“ROM”) plan, which is expected to facilitate access to commercial scale sulfides, will be developed to coincide with that schedule. • During the quarter ended June 30, 2021, the Company reduced restricted cash by approximately $4.8 million by replacing most of its surety bonds with surety bonds that require lower cash collateral.

- There were no write downs of production inventories in the first half of 2021 as compared with the same period in 2020.
- Hycroft continued to operate at a pre-commercial scale using a ROM plan with direct leaching, and the associated low gold equivalent production and sales volumes and high relative operating costs resulted in a second quarter 2021 net loss and net cash outflows from operating activities.

Diane R. Garrett, President & Chief Executive Officer, said, "We are advancing the necessary metallurgical test work for determining the optimal process for sulfide ores, analyzing processing options that deliver the best economic value of each ore domain, and addressing crucial improvements that have been identified for the commercial scale novel process in this very important year for the Hycroft Mine. We have set an aggressive timetable for this work, and I am pleased to report that we are on schedule and on budget. Amid this work, the operational initiatives we began implementing in late 2020 are beginning to deliver results as we are seeing significant positive trends in safety performance, equipment efficiencies and utilization and operating costs, while achieving our production targets. I am incredibly proud of the hard work, creativity, and operational improvements by our team, and I am confident we will continue these positive trends. We plan to continue operating prudently at a pre-commercial scale using existing equipment, thereby minimizing capital investment, and maintaining adequate cash while we complete the necessary studies and analyses to determine the optimal mining and processing plan. We have a considerable amount of work to complete by year end culminating in studies and analyses being completed in the first quarter of 2022 along with the path forward for Hycroft in the spring of 2022. Through the many initiatives implemented at site, our technical plans, and the ongoing continuous improvement program, we are well positioned to unlock the value of this world-class mineral endowment."

Results of Operations

The following table provides a summary of operating results for the Hycroft Mine:

		Three months ended June 30,		Six months ended June 30,	
		2021	2020	2021	2020
Ore mined – sulfide stockpile	(ktons)	602	—	1,021	—
Ore mined – crusher feed	(ktons)	—	1,550	—	2,507
Ore mined – ROM	(ktons)	2,556	196	5,021	501
Total ore mined	(ktons)	3,158	1,746	6,042	3,008
Waste mined	(ktons)	1,762	1,272	2,957	1,437
Total mined	(ktons)	4,920	3,018	8,999	4,445
Waste tons to ore tons strip ratio	(#)	0.56	0.73	0.49	0.48
Ore grade mined - gold	(oz/ton)	0.016	0.011	0.014	0.014
Ore grade mined - silver	(oz/ton)	0.430	0.245	0.348	0.205
Production – gold	(oz)	16,776	5,370	30,637	12,342
Production – silver	(oz)	139,351	31,806	234,462	73,717
Ounces sold – gold	(oz)	17,060	4,237	26,890	10,797
Ounces sold – silver	(oz)	189,766	21,331	247,002	70,703
Average realized sales price - gold	($/oz)	$ 1,811	$ 1,719	$ 1,801	$ 1,631
Average realized sales price - silver	($/oz)	$ 26.88	$ 16.50	$ 26.70	$ 16.24

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Q2 2021 Operating and Financial Results

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Q2 2021 Operating and Financial Results Page 3 As shown above, tons mined, ounces produced, ounces sold and average realized prices significantly increased during the three and six months ended June 30, 2021, compared with the same periods of the prior year due to ramping up mining and operations beginning in the second quarter of 2020. Mining activity during the first half of 2021 was negatively impacted by unfavorable levels of manpower due to recruiting shortfalls, as well as COVID-19 related absences. Higher gold and silver grades during the first half of 2021 were as expected under the current mine plan. The crusher did not operate during the first half of 2021, as planned, as all our mined ROM ore was routed to the Brimstone leach pad and sulfide ore was stockpiled. Based on the current ROM plan for 2021 we do not plan to operate the crusher in 2021 or 2022. During the first half of 2021, ore placed on the leach pads was transitional ore, which based on studies and processing results in the second half of 2020, indicate this ore is more amenable to direct leach, as the costs and time associated with oxidizing transitional ore do not yield significantly better recoveries than routing transitional ore as direct leach. Until the Company builds a commercial scale operation to process sulfide ore, the ore mined is expected to be predominantly ROM oxide ore and transitional ore and we expect to stockpile sulfide ore that we encounter. Production and sales in the first and second quarters of 2021 increased over the comparable 2020 periods due to increased quantities of ROM ounces placed in the fourth quarter of 2020 and the first quarter of 2021. The recovered ounces realized in the first half of 2021 resulted from continued leach production of those inventory ounces, additional ounces placed under leach, higher leach solution flows to the pad, and improving recovery performance from the Brimstone plant. Average realized gold prices per ounce increased during the first half of 2021 and combined with the higher volumes resulted in revenue of $55.0 million as compared to $18.8 million in the comparable 2020 period. The Company did not record any write downs of production inventories in the first half of 2021. Technical Activities During the first half of 2021, we continued to work alongside our industry leading consultants to identify gaps in information and investigate opportunities for improvements in operating parameters for commercial scale Hycroft operations. This information is critical in understanding the mineralogical properties of the deposit and ultimately the most economic processing technology for the various ore domains. Accordingly, we developed an approximate $10 million program for drilling and additional metallurgical and mineralogical studies in 2021 and early 2022, which has been approved by our Board of Directors and is being funded from existing cash and our current operating plan. The program is expected to be completed in the first quarter of 2022, and as of June 30, 2021, we have spent $2.9 million under the program. Our ongoing and future technical work for the Hycroft Mine can be categorized into four main areas: (i) current leach pad operations; (ii) mine planning and exploration; (iii) the proprietary two-stage sulfide heap oxidation and leach process; and (iv) mill sulfide processing options. As is common in the mining industry, mines with large mineral reserves like Hycroft often process ores using more than one recovery method and, accordingly, we are evaluating more than one processing method to determine which method, either individually or in combination with others, may be the most beneficial to the future development of the Hycroft Mine.

Q2 2021 Operating and Financial Results Page 4 Consistent with our strategy to position the Hycroft Mine for a ramp up at the appropriate time, much of our technical efforts for 2021 are focused on achieving the below items in each of the four areas: Current leach pad operations • Leach pad optimization – We developed a stacking plan for the 2021 ROM plan that utilizes existing leach pads that have the capacity to stack up to approximately 30 million tons of ROM ore. We have continued to work on ROM ore mine plans and stacking plans to optimize our cash position as we bridge to commercial scale sulfide operations. These plans facilitate deferring capital expenditures to complete and commission the new leach pad into 2022 or beyond dependent on the timing and nature of the sulfide ore mining plans. • Constraints to growth – The Hycroft Mine’s future ramp up, including increasing ROM operations, is dependent on eliminating current mining and processing constraints. As it relates to mining, when we are ready to ramp up production, we will need to acquire a mining fleet capable of achieving targeted production, and recruit and train operators and maintenance staff. For processing, we will need to: (i) complete planned repairs to the Brimstone Merrill-Crowe plant and refinery; (ii) restore and recommission the North Merrill-Crowe plant, and complete detailed engineering, permitting, and installation for the adjacent refinery; (iii) ensure we have sufficient reagent availability and storage, handling, and application systems; and (iv) evaluate other supporting process plant and equipment required for future growth, namely material handling systems and crusher capacity. Mine planning and exploration • Mine planning – The mining and geology teams, together with Forte Dynamics, Inc., a multi- faceted engineering and consulting firm in open pit mining and heap leach processes, are working to identify additional opportunities to explore areas with higher grade potential and identify mine plan enhancements for improved cash flows. In addition to developing several mine plans with this team, we are continuing to work on mine plans that are cash efficient and position the Company for commercial scale sulfide operations at the appropriate time. • Exploration - The expanded exploration team has identified exploration drilling opportunities to follow up on higher grade areas that have been insufficiently drilled, to convert inferred blocks to measured or indicated blocks, and areas that have had little to no drilling that are prospective for higher grade material. We have plans to opportunistically and cost effectively drill these areas as we have drilling capacity with the drill rigs that were contracted to complete the variability drilling program. Two-stage sulfide heap oxidation and leach process • Column test work – Column tests are being performed on sulfide material mined in the first half of 2021. These column tests utilize sulfide material that has recently been extracted from key domains and will provide additional information for the two-stage sulfide heap oxidation and leach process. • Variability test work – The variability test work is underway. This work is necessary for all commercial scale sulfide processing options. The test work includes a suite of mineralogy studies designed to: ▪ understand the metallurgical characteristics of each geologic domain and their amenability to various processing technologies;

Q2 2021 Operating and Financial Results Page 5 ▪ understand the metallurgical characteristics of sulfide material below the water table; ▪ understand the role other minerals may play in the overall oxidation process; ▪ determine amenability to oxidation in each geologic domain; ▪ establish a relationship between oxidation rates and gold recoveries across each geologic domain; and ▪ establish optimum crush size. • Flow sheet and equipment review – Commensurate with the variability testing and analyses, we reviewed the process flowsheet and it was determined that certain additional components would be required to achieve successful commercial scale operations with the novel process. These components would require additional capital and time to engineer and implement into the system. These components include: ▪ agglomeration of crushed material; ▪ materials handling systems; ▪ air injections; and ▪ solutions management, including on/off pads. Mill sulfide processing options As previously discussed, we are in the process of reviewing historically completed feasibility and pilot plant work for sulfide processing options, as well as conducting metallurgical and mineralogical testing programs geared towards identifying the most appropriate processing technologies for each ore domain. The technical work programs taking place in 2021 and 2022, as previously discussed, will provide information for evaluating operational enhancements, updates, and opportunities. The team, together with independent engineering firms and consultants, has completed scoping level economic analyses on multiple processing options. Based on these scoping studies, we engaged Ausenco to complete a feasibility study building on previous 2014 and 2016 AAO feasibility studies and pilot plant results and we are in discussions with other engineering firms on completing a pre-feasibility study on the POX process as we continue to evaluate alternative processing options. Although the above items set forth our current expectations of focus during 2021, as information, test results, and data become available to us during the upcoming year, such findings may modify the scope, nature, and timing of technical, testing, engineering, and growth planning work performed. During 2021, we intend to focus our efforts on placing the Hycroft Mine in a position for future ramp up of production at the appropriate time. Our focus for 2021 will entail mining and processing ROM oxide and transitional ores aimed at optimizing ounce production and cash flows and preserving our cash. Compared to our current capabilities for processing sulfide ore, ROM oxide and transitional ore can be processed at a lower cost because this material does not require crushing, rehandling, or soda ash reagent application, and the shorter recovery cycle reduces working capital. The ROM operating plan for 2021 will provide us the opportunity to complete and evaluate the results of the ongoing technical and optimization work for the proprietary two-stage heap oxidation and leach process. Based upon the findings and results of this evaluation process, we may update or file a new technical report. We currently have established goals and budgeted estimated costs for this work in 2021 or 2022. We expect to be in a position to provide an update on the path forward for commercial scale sulfide operations by the second quarter of 2022.

Q2 2021 Operating and Financial Results Page 6 Liquidity & Capital Resources The primary use of cash during the six months ended June 30, 2021, related to the $21.3 million of cash used in the Company's operations and $9.1 million of cash used in investing activities, including: (i) $3.7 million for purchased equipment and refurbishments; (ii) $2.9 million related to metallurgical and mineralogical studies; and (iii) $2.5 million spent on the leach pad expansion project (which excludes $0.7 million of capitalized interest) to complete construction to the appropriate point in which we believe there would be minimal risk of adverse impacts to the leach pad. We did not complete any financing activities during the six months ended June 30, 2021. June 30, 2021. However, during the quarter ended June 30, 2021 the Company replaced certain surety bonds with new surety bonds with lower cash collateral requirements, resulting in an approximate $4.8 million reduction in restricted cash. Historically, we have been dependent on various forms of debt and equity financing to fund our business. In order to provide flexibility and remain open to opportunities to raise additional funding, the Company filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission that was declared effective on July 13, 2021, registering the issuance of common and preferred stock, debt, subscription rights, units and other securities up to $500 million in aggregate amount of securities (the “Universal Shelf”). While we monitor and evaluate opportunities on an ongoing basis to appropriately fund the Company and address our going concern, we currently do not have any agreements or understandings to issue any securities under the Universal Shelf. This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. 2021 Outlook Our 2021 operating plan continues to entail mining and processing ROM oxide and transitional ores aimed at optimizing ounce production and cash flows and preserving our cash. Compared to our current capabilities for processing sulfide ore, ROM oxide and transitional ore can be processed at a lower cost because this material does not require crushing, rehandling, or soda ash reagent application, and the shorter recovery cycle reduces working capital. The full year 2021 ROM operating plan provides us the opportunity to complete and evaluate the results of ongoing technical and optimization work for the proprietary two-stage heap oxidation and leach process, substantially complete the AAO mill feasibility with the final report expected in the first quarter of 2022 and evaluate alternative processes including substantially completing the POX pre-feasibility study with the final report targeted in the first quarter of 2022. Capital and project spending outlook is anticipated to be at the top end of original guidance and is expected to be in the range of $18 million to $20 million for the full year in 2021, due to an earlier than planned equipment rebuild and timing of metallurgical and exploration spending. Upon achieving or improving upon our targeted production and sales levels for the first half of 2021 and reviewing our forecasts for the second half of 2021, we are maintaining our full year production outlook of 45,000 - 55,000 ounces of gold and 400,000 to 450,000 ounces of silver. During the six months ended June 30, 2021, we produced 30,637 ounces of gold and 234,462 ounces of silver, which represents approximately 61% and 45%, respectively, of the mid-points of the full year production outlook range. At current metal prices, our full-year 2021 production costs are expected to exceed gold and silver revenues

Q2 2021 Operating and Financial Results Page 7 due to fixed costs and operations continuing at a pre-commercial level. Conference Call – August 4, 2021 / 9:00 am ET (6:00 am PT) Hycroft will host a conference call to discuss these results today at 9:00 am ET (6:00 am PT). To access the call, please dial: Canada & US toll‐free – 1-800-289-0438 Outside of Canada & US – 1‐323-794-2423 Conference ID: 3074695 Please note that a recording of the call will be archived on our website at www.hycroftmining.com. About Hycroft Mining Holding Corporation Hycroft is a US-based, gold and silver producer operating the Hycroft Mine located in the world-class mining region of Northern Nevada. The Hycroft Mine ranks among the top 20 largest primary gold deposits in the world and is the second largest in the United States. Contact: Diane R. Garrett Tracey Thom President & Vice President, Investor Relations Chief Executive Officer & Corporate Communication (210) 621-4200 (303) 524-1948 Cautionary Note Regarding Forward-Looking Statements This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the Unites States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances, may have a material adverse effect on the Company’s business, cash flows, financial condition and results of operations. Forward-looking statements include, but are not limited to: industry related risks including: fluctuations in the price of gold and silver; uncertainties concerning estimates of mineral reserves and mineral resources; uncertainties relating to the ongoing COVID-19 pandemic; the intense competition within the mining industry; the inherently hazardous nature of mining activities, including environmental risks; our insurance may not be adequate to cover all risks associated with our business, or cover the replacement costs of our assets; potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements; cost of compliance with current and future government regulations; uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities; potential challenges to title in our mineral properties; risks associated with proposed legislation in Nevada that could significantly increase the costs or taxation of our operations; and changes to the climate and regulations and pending legislation regarding climate change; business-related risks including: risks related to our liquidity and going concern considerations; risks related to our ability to raise capital on favorable terms or at all; risks related to proprietary two-stage heap oxidation and leach process at the Hycroft Mine and estimates of production; our ability to achieve our estimated production and sales rates and stay within our estimated operating and production costs and capital expenditure projections; risks related to a decline in our production of gold and silver; risk related to our ability to successfully eliminate or

Q2 2021 Operating and Financial Results Page 8 meaningfully reduce processing and mining constraints and related the results of our planned 2021 technical efforts and how the data resulting from such efforts could adversely impact processing technologies applied to our ore, future operations and profitability; risks related to our reliance on one mine with a new process; risks related to our limited experience with a largely untested process of oxidizing and heap leaching sulfide ores; uncertainties and risks related to our reliance on contractors and consultants; risks related to the availability and cost of equipment, supplies, energy, or commodities; the commercial success of, and risks relating to, our development activities; risks related to slope stability; risks related to our substantial indebtedness, including cross acceleration and our ability to generate sufficient cash to service our indebtedness; uncertainties related to our ability to replace and expand our ore reserves; costs related to our land reclamation requirements; uncertainties resulting from the possible incurrence of operating and net losses in the future; the loss of key personnel or our failure to attract and retain personnel; risks related to technology systems and security breaches; any failure to remediate and possible litigation as a result of a material weakness in our internal controls over financial reporting; risks related to current and future legal proceedings; and risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval; risks related to our securities, including: volatility in the price of our common stock and warrants; risks that our warrants may expire worthless; the valuation of our private warrants could increase the volatility in our net income (loss); anti–takeover provisions could make a third party acquisition of us difficult; and risks related to limited access to our financial information, as we have elected to take advantage of the disclosure requirement exemptions granted to emerging growth companies and smaller reporting companies; and forward looking statements that we do not intend to pay cash dividends and depending upon results of testing and analysis, we may determine to conduct mining operations using a multi-process hybrid approach and update and amend the Hycroft Technical Report. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Please see our “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended May 14, 2021, for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward- looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.